UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 21, 2015

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Robert Half International Inc.
(Exact name of registrant as specified in its charter)

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Delaware	01-10427	94-1648752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2884 Sand Hill Road, Menlo Park, CA	94025
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (650) 234-6000
NO CHANGE
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
On May 21, 2015, the registrant held its annual meeting of stockholders. The three matters presented to the stockholders at the annual meeting were (1) the election of six directors, (2) the ratification of the appointment of PricewaterhouseCoopers LLP as auditors for 2015, and (3) an advisory vote to approve executive compensation.
The vote for directors was as follows:

Nominee	Shares For	Shares withheld	Broker Non-Votes
Andrew S. Berwick, Jr.	106,054,670	6,550,737	9,432,446
Harold M. Messmer, Jr.	107,562,323	5,043,084	9,432,446
Barbara J. Novogradac	111,828,668	776,739	9,432,446
Robert J. Pace	110,766,909	1,838,498	9,432,446
Frederick A. Richman	110,708,297	1,897,110	9,432,446
M. Keith Waddell	97,614,452	14,990,955	9,432,446

The proposal regarding the ratification of the appointment of PricewaterhouseCoopers LLP as auditors for 2015 was approved by the following vote:

For	119,477,702
Against	2,209,695
Abstain	350,456
Broker Non-Votes	—

The advisory resolution to approve executive compensation was approved by the following vote:

For	109,880,270
Against	2,281,881
Abstain	443,256
Broker Non-Votes	9,432,446

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Robert Half International Inc.

Date: May 21, 2015	By:	/s/ EVELYN CRANE-OLIVER
	Name:	Evelyn Crane-Oliver
	Title:	Senior Vice President - Legal and Secretary